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                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                       CONSOLIDATED CAPITAL PROPERTIES V
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                (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [ ]  No fee required.
   [X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:   $15,400,000

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   (5)  Total fee paid:   $3,080

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   [X]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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                             CONCAP EQUITIES, INC.
                 C/O CORPORATE INVESTORS COMMUNICATIONS, INC.,
                                 P.O. BOX 2065
                    SOUTH HACKENSACK, NEW JERSEY 07607-2065


                                 July 18, 2000


Dear Limited Partner of Consolidated Capital Partners V:

         Concap Equities, Inc., the general partner of Consolidated Capital Properties V, has sent you a Consent Solicitation Statement, dated July 3, 2000, to approve the sale of all of the Partnership's assets followed by the liquidation of the Partnership. The General Partner is soliciting the consent of the Limited Partners to approve the sales to unaffiliated third parties of the Partnership's two apartment properties for a total of $15,400,000. The net proceeds from the prior sale of the office building to an unaffiliated third party was $3,226,800. Such total net proceeds are estimated to result in a liquidating distribution to holders of each limited partnership Unit of approximately $52.

         Madison Liquidity Investors 103, L.L.C. has informed the general partner that it intends to begin a tender offer for up to 4.9% of the outstanding Units in the Partnership for $34 per Unit. THE GENERAL PARTNER STRONGLY RECOMMENDS THAT YOU DO NOT TENDER TO MADISON.

         A LIMITED PARTNER WILL RECEIVE SIGNIFICANTLY MORE PER UNIT FROM THE SALE OF THE PROPERTIES AND THE LIQUIDATION OF THE PARTNERSHIP THAN THROUGH THE TENDER TO MADISON.

         In light of the above, the general partner is recommending that Limited Partners consent to the sale of the properties by returning the Consent Form which accompanied the Consent Solicitation Statement, hold on to their Units and receive the liquidating distributions from the property sales and liquidation of the Partnership and NOT tender their Units.

         The property sales and the liquidation are more fully explained in the Consent Solicitation Statement.

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         Approval of the sales requires the affirmative consent of Limited
Partners who own more than 50% of the Partnership's outstanding limited partnership Units. Affiliates of the General Partner own 46.32% of the Units and have consented to the sales and, to date, consents for approximately 60% of the Units have been received.

         The solicitation of consents will expire at 5:00 p.m., New York City time, on August 2, 2000.

         If you have any questions or require any assistance in completing and returning the Consent Form, please contact our Solicitation Agent, Corporate Investors Communications, Inc., by mail at P.O. Box 2065, South Hackensack, New Jersey 07606-2065; by overnight courier service at 111 Commerce Road, Carlstadt, New Jersey 07072--Attention: Reorganization Department; by fax at (201) 896-0910 or by telephone at (888) 349-2005.


                                                     Very truly yours

                                                     Concap Equities, Inc.




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